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                                  EXHIBIT 21.1

                       SUBSIDIARIES OF DADE BEHRING INC.

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                                              State or Jurisdiction of
Subsidiary                                    Incorporation or Organization
----------                                    -----------------------------
Dade Microscan Inc.                           Delaware
Dade Export Corporation                       Delaware
Dade Finance, Inc.                            Delaware
Dade Foreign Sales Corporation                Barbados
Syva Diagnostics Holding Company              Delaware
Syva Company                                  Delaware
Syva Childcare Inc.                           Delaware
Dade Behring B.V.                             Netherlands
Dade Behring S.A.                             Belgium
D. Diagnosticos Lda.                          Portugal
Dade Behring S.A.                             France
Dade Behring Vertriebs Beteiligungs GmbH      Germany
Dade Behring AG                               Switzerland
Dade Diagnostics AG                           Switzerland
Dade Behring Canada Inc.                      Canada
Dade Behring, S.A. de C.V.                    Mexico
Dade Behring Ltd.                             Japan
Dade Behring Diagnosticos Ltda.               Brazil
Dade Behring de Venezuela C.A.                Venezuela
Dade Behring Argentina, S.A.                  Argentina
Dade Behring Diagnostics Pty., Ltd.           Australia
Dade Behring Holding GmbH                     Germany
Dade Behring Marburg GmbH                     Germany
Dade Behring Grundstrucks GmbH                Germany
Dade Behring Vertriebs GmbH & Co. OHG         Germany
Dade Behring Austria Ges.m.b.H                Austria
Behring Diagnostics Benelux S.A.              Belgium
Dade Behring A/S                              Denmark
Dade Behring OY                               Finland
Dade Behring Hellas ABEE                      Greece
Dade Behring Diagnostica S.p.A.               Italy
Instituto Behring S.p.A.                      Italy
Dade Behring S.p.A.                           Italy
Syva Diagnostica B.V.                         Netherlands
Syva European Distribution B.V.               Netherlands
Dade Behring AS                               Norway
Dade Behring Polska Sp.z.o.o.                 Poland
Behring Diagnostios Portugal--Meios de
 Diagnostico Medico, Lda.                     Portugal
Dade Behring Diagnostics S.A.                 Spain
Dade Behring AB                               Sweden
Dade Behring Diagnostik Ticaret Ltd. Sirketi  Turkey
Dade Behring Ltd.                             U.K.
Behring Diagnostika AG                        Switzerland
Behring Diagnostics Australia Pty. Ltd.       Australia
Dade Behring Diagnostics Ltd., NZ             New Zealand
Dade Behring Diagnostics Asia Pte. Ltd.       Singapore
Dade Behring Diagnostics S.A.E.               Egypt
Dade Behring South Africa Ltd.                South Africa
Dade Behring Diagnostics (Malaysia) SDN BHD   Malaysia
Dade Behring Hong Kong Ltd.                   Hong Kong
Dade Behring Diagnostics Ltd.                 Thailand
Dade Behring Diagnostics Philippines, Inc.    Philippines
Chimera Research Corporation                  Florida
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